UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2020

LF CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Madison Avenue

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 688-1005

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	LFAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in LF Capital Acquisition Corp.’s (the “Company”) Form 10-K filed on March 5, 2019, the Company issued a convertible note (“Convertible Note”) to the Sponsor, pursuant to which the Sponsor agreed to provide a working capital loan to the Company of up to $1.5 million. The Convertible Note will either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the Convertible Note may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant. The warrants would be identical to the Company’s warrants previously issued in a private placement contemporaneous with the Company’s initial public offering.

On June 16, 2020, the Company was provided an advance of $320,000 in additional loan proceeds pursuant to the Convertible Note which increased the principal balance of the Note to $1,500,000. As previously disclosed in prior SEC filings, the Company was provided $400,000, $350,000, $130,000 and 300,000, in loan proceeds on March 4, 2019, August 19, 2019, January 10, 2020 and March 16, respectively.

On June 16, 2020 the board of directors of the Company (the “Board”) approved an amendment to the Convertible Note (the “Note Amendment”) pursuant to which the maturity date of the note was extended to the earlier of (i) December 31, 2020 and (ii) the effective date of a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses. The foregoing description of the Note Amendment is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2020, the “Company filed with the Secretary of State of the State of Delaware an amendment (the “Extension Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from June 22, 2020 to September 22, 2020 (the “Extension”). The Company’s stockholders approved the Extension Amendment at a special meeting of stockholders of the Company (the “Special Meeting”) on June 16, 2020. The foregoing description of the Extension Amendment is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 16, 2020, at the Special Meeting, a total of 15,482,652 (or 79.78%) of the Company’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of May 8, 2020, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Special Meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

Proposal 1. To approve and adopt the Extension Amendment.

For	Against	Abstained
15,482,652	0	0

Proposal 2. To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment proposal.

15,482,652	0	0

Although this proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

Item 7.01 Regulation FD Disclosure.

In connection with the Extension, 2,089,939 of the Company’s public shares were redeemed. As a result, approximately $141.7 million remains in the trust account.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation of LF Capital Acquisition Corp.
10.1	Amendment to Convertible Promissory Note, dated June 16, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LF CAPITAL ACQUISITION CORP.

By:	/s/ Philippe De Backer
Name: Philippe De Backer
Title: Chief Executive Officer

Dated: June 18, 2020

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